Exhibit 23.2



OSLER,                  Osler, Hoskin & Harcourt LLP
HOSKIN &                Barristers & Solicitors
HARCOURT                Box 50, 1 First Canadian Place, Toronto, Ontario,
                        Canada MX5 1B8
                        T 416-362-2111   F 416-862-6666 osler.com

                        TORONTO  OTTAWA  CALGARY  MONTREAL  NEW YORK

                                         Our Matter Number: 1021110
May 4, 2001

AT&T Canada Inc.
Suite 1600
200 Wellington Street West
TORONTO ON  M5V 3G2



Ladies and Gentlemen:

Re: AT&T Canada Inc.

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") filed by AT&T Canada Inc. (the "Company") with the Securities and Exchange Commission on the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an additional 700,000 Class B Non-Voting Shares and Class B Deposit Receipts of the Company. We consent hereby to the use of our name under the heading "Interests of Named Experts and Counsel" in the Registration Statement and to the filing of our opinion dated as of the date hereof as Exhibit 5.1 to the Registration Statement.


Yours very truly,


/s/ Osler, Hoskin & Harcourt
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